SCHEDULE 14A INFORMATION

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United Community Financial Corp.
__________________________________________________

(Name of Registrant as Specified in its Charter)

____________________________________________________
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXIES
VOTE REQUIRED
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE -- ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
AUDIT AND RELATED FEES
SELECTION OF AUDITORS
PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS
EXHIBIT A
REVOCABLE PROXY

UNITED COMMUNITY FINANCIAL CORP.

275 Federal Plaza West
Youngstown, Ohio 44503-1203
(330) 742-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the 2001 Annual Meeting of Shareholders of United Community Financial Corp. (UCFC) will be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio, on April 26, 2001, at 10:00 a.m., Eastern Time (Annual Meeting), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To reelect three directors of UCFC for terms expiring in 2003;

2.	To ratify the selection of Crowe, Chizek and Company LLP as the auditors of UCFC for the current fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only shareholders of UCFC of record at the close of business on March 5, 2001, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING MAY BE ASSURED. Submitting a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

By Order of the Board of Directors

Youngstown, Ohio March 22, 2001	Douglas M. McKay President and Chairman of the Board

United Community Financial Corp.

275 Federal Plaza West
Youngstown, Ohio 44503-1203
(330) 742-0500

PROXY STATEMENT

PROXIES

      The enclosed Proxy is being solicited by the Board of Directors of United Community Financial Corp., an Ohio corporation (UCFC), for use at the 2001 Annual Meeting of Shareholders of UCFC to be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio, on April 26, 2001, at 10:00 a.m., Eastern Time, and at any adjournments thereof (Annual Meeting). Without affecting any vote previously taken, the proxy may be revoked by a shareholder by submitting a later dated proxy which is received by UCFC before the proxy is exercised or by giving notice of revocation to UCFC in writing or in open meeting before the proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a proxy.

      Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

FOR the re-election of Herbert F. Schuler, Sr., Donald J. Varner, and John F. Zimmerman, Jr., as directors of UCFC for terms expiring in 2003.

FOR, the ratification of the selection of Crowe, Chizek and Company LLP (Crowe Chizek) as the auditors of UCFC for the current fiscal year.

      Proxies may be solicited by the directors, officers and other employees of UCFC and The Home Savings and Loan Company of Youngstown, Ohio, a wholly-owned subsidiary of UCFC (Home Savings), in person or by telephone, telecopy, telegraph or mail, only for use at the Annual Meeting. Such proxies will not be used for any other meeting. The cost of soliciting proxies will be borne by UCFC.

      Only shareholders of record as of the close of business on March 5, 2001 (Voting Record Date), are entitled to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. UCFC’s records disclose that, as of the Voting Record Date, there were 37,225,809 votes entitled to be cast at the Annual Meeting.

      This Proxy Statement is first being mailed to the shareholders of UCFC on or about March 26, 2001.

VOTE REQUIRED

Election of Directors

      Under Ohio law and UCFC’s Code of Regulations (Regulations), the three nominees receiving the greatest number of votes will be elected as directors. Each shareholder will be entitled to cast one vote for each share owned. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified in the enclosed Proxy. If the enclosed Proxy is signed and dated by the shareholder but no vote is specified, the shares held by such shareholder will be voted FOR the re-election of the three nominees. No shareholder may cumulate votes in the election of directors.

Ratification of Selection of Auditors

      The affirmative vote of the holders of a majority of the shares of UCFC represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of UCFC for the current fiscal year. Shares which are held by a nominee for a beneficial owner and which are represented in person or by proxy at the Annual Meeting but not voted with respect to such proposals (non-votes) will have the same effect as a vote against the approval of such ratification, as will abstentions. If, however, a shareholder has signed and dated a Proxy but has not voted on the ratification of the selection of Crowe Chizek by checking an appropriate block on the Proxy, such person’s shares will be voted FOR the ratification of the selection of Crowe Chizek and will not be considered non-votes.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the only person known to UCFC to own beneficially more than five percent of the outstanding common shares of UCFC as of March 5, 2001:

	Amount and nature of	Percent of
Name and address	beneficial ownership	shares outstanding

United Community Financial Corp. Employee Stock Ownership Plan 5700 RiverTech Court Riverdale, Maryland 20737	4,324,201 (1)	11.62%

(1)	Riggs Bank N.A., as the Trustee for the United Community Financial Corp. Employee Stock Ownership Plan (the ESOP), has sole investment power over the ESOP shares. The Trustee may be deemed to have voting power over the 3,595,368 unallocated shares, although the plan provides that unallocated shares shall be voted by the Trustee in the same proportion as participants direct the voting of allocated ESOP shares.

      The following table sets forth certain information regarding the number of common shares of UCFC beneficially owned by each director and named executive officer and by the directors and executive officers of UCFC as a group as of March 5, 2001:

	Amount and nature of
	beneficial ownership

	Sole voting or		Shared voting or	Percent of
Name and address(1)	Investment power		Investment power	shares outstanding

Richard M. Barrett	81,572		18,975	0.27%
Thomas J. Cavalier	81,510	(2)	20,000	0.27
Patrick A. Kelly	221,192	(3)	22,529	0.65
David G. Lodge	24,992		1,000	0.07
Douglas M. McKay	487,531	(4)	77,257	1.51
Herbert F. Schuler, Sr.	55,971		54,860	0.30
Donald J. Varner	200,229	(5)	32,838	0.63
John F. Zimmerman, Jr.	44,877		10,493	0.15
All directors and executive officers as a group (8 persons)	1,197,874	(6)	237,952	3.83

(1)	Each of the persons listed in this table may be contacted at the address of UCFC.

(2)	Includes 5,960 shares that may be acquired upon the exercise of an option awarded under the United Community Financial Corp. Long-Term Incentive Plan (Incentive Plan).

(3)	Includes 47,973 shares that may be acquired upon the exercise of an option awarded under the Incentive Plan.

(4)	Includes 126,639 shares that may be acquired upon the exercise of an option awarded under the Incentive Plan.

(5)	Includes 48,727 shares that may be acquired upon the exercise of an option awarded under the Incentive Plan.

(6)	Includes 229,299 shares that may be acquired upon the exercise of options awarded under the Incentive Plan.

PROPOSAL ONE — ELECTION OF DIRECTORS

Election of Directors

      The Board currently has six members, divided into two classes. In accordance with the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of UCFC by the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. If the annual meeting for the election of directors in any year is not held on or before the thirty-first day next following such anniversary, then the written notice shall be received by the Secretary within a reasonable time prior to the date of the annual meeting. Each written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of UCFC owned either beneficially or of record by each nominee and the length of time the UCFC shares have been so owned. No nominations were received from any shareholders of UCFC for the Annual Meeting.

      The Board of Directors has nominated and proposes the re-election of the following directors for terms expiring in 2003:

			Director of	Term
Name	Age(1)	Positions held	UCFC since	Expiring in

Herbert F. Schuler, Sr.	60	Director	1998	2003
Donald J. Varner	69	Director and Secretary	1999	2003
John F. Zimmerman, Jr.	52	Director	1998	2003

(1)	As of March 5, 2001.

      Herbert F. Schuler, Sr. Mr. Schuler is the President and Chief Executive Officer of General Extrusions, Inc., an aluminum parts manufacturer, and the President and Treasurer of Genex Tool & Die, Inc. Mr. Schuler has been employed by each company since the 1960s.

      Donald J. Varner. Mr. Varner, an attorney, has worked for Home Savings for the past 44 years. From 1976 to 1995, Mr. Varner served Home Savings as Vice President and Corporate Counsel. In 1995, Mr. Varner became a Senior Vice President of Home Savings. Mr. Varner is currently a Director, a Senior Vice President and the Corporate Secretary of Home Savings.

      John F. Zimmerman, Jr. Mr. Zimmerman, an attorney, is a partner in the law firm of Manchester, Bennett, Powers and Ullman, a Legal Professional Association, located in Youngstown, Ohio, and has been associated with the firm since 1974.

      If any nominee is unable to stand for election, any proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

      The following directors will continue to serve after the Annual Meeting for the terms indicated:

			Director of	Term
Name	Age(1)	Positions held	UCFC since	Expiring in

Richard M. Barrett	62	Director	1998	2002
Thomas J. Cavalier	48	Director and President of Butler Wick Corp	2000	2002
Douglas M. McKay	53	Director, Chairman of the Board and President	1998	2002

(1)	As of March 5, 2001.

      Richard M. Barrett. Prior to his retirement in 1995, Mr. Barrett was the President of Barrett Cadillac, Inc., an automobile dealership located in Youngstown, Ohio.

      Thomas J. Cavalier. Mr. Cavalier is the Chairman of the Board and Chief Executive Officer of Butler Wick Corp. (Butler Wick), positions which he has held since 1985. Mr. Cavalier joined Butler Wick in 1975.

      Douglas M. McKay. Mr. McKay joined Home Savings in 1971. Since 1995, Mr. McKay has served as Chief Executive Officer and Chairman of the Board of Home Savings and, from 1996 until March 2000, also served as President of Home Savings.

Meetings of Directors

      The Board of Directors of UCFC met 15 times for regularly scheduled and special meetings during the year ended December 31, 2000. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he serves.

Committees of Directors

      The Board of Directors of UCFC has an Audit Committee and a Compensation Committee, but it does not have a nominating committee. Nominees for election to the Board of Directors are selected by the entire Board of Directors.

      The Audit Committee of UCFC is responsible for reviewing and reporting to the full Board of Directors on the independent audit of UCFC and related matters to ensure effective compliance with regulatory and internal policies and procedures. The members of the Audit Committee are Richard M. Barrett, Herbert F. Schuler, Sr. and John F. Zimmerman, Jr. The Audit Committee met five times during 2000.

      The Compensation Committee is primarily responsible for evaluating, reviewing and administering UCFC’s stock benefit plans. In consultation with the Salary Committee of Home Savings, the UCFC Compensation Committee also determines the compensation of Douglas M. McKay. The members of the Compensation Committee are Richard M. Barrett, Herbert F. Schuler, Sr. and John F. Zimmerman, Jr. The Compensation Committee met twice during 2000.

EXECUTIVE OFFICERS

      In addition to Mr. McKay, the President of UCFC, Mr. Varner, the Corporate Secretary of UCFC, and Mr. Cavalier, the President of Butler Wick, a subsidiary of UCFC, the following persons are deemed, by the Securities and Exchange Commission (SEC), executive officers of UCFC and hold the designated positions:

Name	Age (1)	Position held

Patrick A. Kelly	42	Treasurer of UCFC
David G. Lodge	61	President and Chief Operating Officer of Home Savings

(1)	As of March 5, 2001.

      Patrick A. Kelly. Mr. Kelly was appointed Treasurer of Home Savings in April 1992 and named Senior Vice President of Home Savings in November 1995. Mr. Kelly has been employed by Home Savings since February 1983, and has been a director of Home Savings since 1996.

      David G. Lodge. Mr. Lodge was appointed the President and Chief Operating Officer of Home Savings in March 2000. Prior to joining Home Savings, Mr. Lodge was the President, Chief Operating Officer and a director of Metropolitan Bank and Trust and its holding company, Metropolitan Financial Corp.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

      The following table presents certain information regarding the compensation earned by the executive officers of UCFC and the presidents of UCFC’s two subsidiaries who received cash and cash equivalent compensation in excess of $100,000 from UCFC or one of its subsidiaries for services rendered during 2000.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation

	Fiscal Year	Annual Compensation				Securities
Name and Principal	Ended			Restricted Stock		Underlying	All Other
Position	December 31	Salary($)(1)	Bonus($)	Award(s)($)		Options/SARs(#)	Compensation

Douglas M. McKay	2000	$309,000	$165,000	$—		126,639	$63,063	(2)
President, UCFC	1999	309,000	150,000	2,757,622	(3)	—	754,731	(4)
	1998	300,000	185,481	—		—	41,717	(5)
Donald J. Varner	2000	$139,874	$27,975	$—		48,727	$62,523	(6)
Secretary, UCFC	1999	139,874	60,000	1,208,389	(3)	—	367,459	(7)
	1998	135,800	76,671	—		—	41,795	(8)
Patrick A. Kelly	2000	$137,711	$49,575	$—		47,973	$58,263	(9)
Treasurer, UCFC	1999	137,711	60,000	1,191,925	(3)	—	362,906	(10)
	1998	133,700	76,057	—		—	41,738	(11)
David G. Lodge	2000	$190,000	$85,000	$88,530	(12)	—	$81,891	(13)
President, Home
Savings
Thomas J. Cavalier	2000	$204,125	$315,925	$—		5,960	$176,950	(14)
President, Butler
Wick

(1)	Does not include amounts attributable to other miscellaneous benefits received by executive officers. The cost to UCFC of providing such benefits to each named executive officer was less than 10% of his cash compensation.

(2)	Consists of directors’ fees of $20,400, a matching contribution of $5,100 to Mr. McKay’s account in The Home Savings and Loan Company 401(k) Savings Plan (the 401(k) Plan) and the $37,563 value at December 31, 2000, of 5,414 shares allocated to Mr. McKay’s ESOP account. Does not include the $358,772 value on the vesting date of the 56,278 shares awarded under the UCFC Recognition and Retention Plan (the RRP) in 1999 but which were earned in 2000.

(3)	Consists of unearned and forfeitable awards of 225,112 shares to Mr. McKay, 98,644 shares to Mr. Varner and 97,300 shares to Mr. Kelly made under the RRP on August 19, 1999, based on the closing market price of UCFC’s common shares on The Nasdaq Stock Market (Nasdaq) on the award date. One-fourth of the award vests on each of the first four anniversaries of the award subject to certain conditions. The RRP awards had a value of $2,237,051, $980,275 and $966,919, based on UCFC’s closing market price on December 31, 1999. Messrs. McKay, Varner and Kelly each received a number of RRP shares which were immediately earned and nonforfeitable on the award date and are included in the “Other Compensation” column of the above table.

(Footnotes continued on next page)

(4)	Consists of directors’ fees of $16,000, a 401(k) Plan matching contribution of $2,241, the $47,084 value at December 31, 1999, of 4,738 shares allocated to Mr. McKay’s ESOP account and the $689,406 value on the award date of the 56,278 earned and nonforfeitable RRP shares awarded to Mr. McKay in 1999.

(5)	Consists of directors’ fees of $16,800, a 401(k) Plan matching contribution of $2,500 and the $22,417 value at December 31, 1998, of 1,507 shares allocated to Mr. McKay’s ESOP account in 1998.

(6)	Consists of directors’ fees of $20,400, a 401(k) Plan matching contribution of $5,035 and the $37,088 value at December 31, 2000, of 5,346 shares allocated to Mr. Varner’s ESOP account. Does not include the $157,214 value on the vesting date of the 24,661 RRP shares awarded in 1999 but earned by Mr. Varner in 2000.

(7)	Consists of directors’ fees of $16,000, a 401(k) Plan matching contribution of $2,241, the $47,084 value at December 31, 1999, of 4,738 shares allocated to Mr. Varner’s ESOP account, and the $302,134 value of the 24,664 earned and nonforfeitable RRP shares awarded to Mr. Varner in 1999.

(8)	Consists of directors’ fees of $17,200, a 401(k) Plan matching contribution of $2,178 and the $22,417 value at December 31, 1998, of 1,507 shares allocated to Mr. Varner’s ESOP account in 1998.

(9)	Consists of directors’ fees of $15,600, a 401(k) Plan matching contribution of $5,100 and the $37,563 value at December 31, 2000, of 5,414 shares allocated to Mr. Kelly’s ESOP account. Does not include the $155,072 value on the vesting date of the 24,325 RRP shares awarded in 1999 but earned by Mr. Kelly in 2000.

(10)	Consists of directors’ fees of $15,600, a 401(k) Plan matching contribution of $2,241, the $47,084 value at December 31, 1999, of 4,738 shares allocated to Mr. Kelly’s ESOP account, and the $297,981 value of the 24,325 earned and nonforfeitable RRP shares awarded to Mr. Kelly in 1999.

(11)	Consists of directors’ fees of $17,200, a 401(k) Plan matching contribution of $2,121 and the $22,417 value at December 31, 1998, of 1,507 shares allocated to Mr. Kelly’s ESOP account in 1998.

(12)	Consists of an unearned and forfeitable award of 13,887 shares to Mr. Lodge made under the RRP on August 27, 2000, based on the closing market price of UCFC’s common shares on Nasdaq on the award date. One fifth of the award vests on each of the first three anniversaries of the award subject to certain conditions. The RRP award had a market value of $96,341 based on UCFC’s closing market price on December 31, 2000. Mr. Lodge received 9,259 RRP shares on August 27, 2000 which were immediately earned and nonforfeitable on the award date and are included in the “Other Compensation” column of the above table.

(13)	Consists of directors’ fees of $12,300, a 401(k) Plan matching contribution of $877, the $9,688 value at December 31, 2000, of 1,396 shares allocated to Mr. Lodge’s ESOP account, and the $59,026 value of the 9,259 earned and nonforfeitable RRP shares awarded to Mr. Lodge in 2000.

(14)	Consists of director’s fees of $14,800 and commissions of $162,150.

Stock Options

      The following table sets forth information regarding all grants of options to purchase shares of UCFC common stock made to those individuals listed in the summary compensation table above during the year ended December 31, 2000:

Option/SAR Grants In Last Fiscal Year

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual
	Number of	% of Total			Rates of Stock Price
	Securities	Options/SARs			Appreciation for
	Underlying Options/	Granted to	Exercise or		Option Term
	SARs Granted	Employees in	Base Price	Expiration
Name	(#)(1)	2000 Fiscal Year	($/Share)	Date	5%($)	10%($)

Douglas M. McKay	126,639	19.8%	$6.97	3/22/2010	$555,109	$1,406,755
Donald J. Varner	48,727	7.6%	$6.97	3/22/2010	213,590	541,278
Patrick A. Kelly	47,973	7.5%	$6.97	3/22/2010	210,285	532,903
Thomas J. Cavalier	5,960	0.9%	$6.97	3/22/2010	26,125	66,206

(1)	The options were granted on March 23, 2000.

      The following table sets forth information regarding the number and value of unexercised options held by persons listed in the summary compensation table:

Aggregated Option/SAR Exercises in Last Fiscal Year and 12/31/2000 Option/SAR Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	“In The Money”
	Shares		Options/SARs at	Options/SARs at
	Acquired on	Value	12/31/2000(#)	12/31/2000(#)(1)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Douglas M. McKay	–0–	N/A	126,639/-	N/A
Donald J. Varner	–0–	N/A	48,727/-	N/A
Patrick A. Kelly	–0–	N/A	47,973/-	N/A
Thomas J. Cavalier	–0–	N/A	5,960/-	N/A

(1)	On December 31, 2000, the fair market value of a share of UCFC common stock did not exceed the $6.97 exercise price of the stock options.

Employment Agreements

      On December 29, 2000, Home Savings entered into three-year employment agreements with Douglas M. McKay, Donald J. Varner, Patrick A. Kelly and David G. Lodge, and on August 12, 1999, Butler Wick entered into a three-year employment agreement with Thomas J. Cavalier (collectively, Employment Agreements). The Employment Agreements are terminable by Home Savings or Butler

Wick, as applicable (the Employers), at any time. In the event of termination by the Employer for “cause,” as defined in the Employment Agreements, the employee has no right to receive any compensation or other benefits for any period after such termination. In the event of termination by the Employer other than for cause or in connection with a “change of control,” as defined in the Employment Agreements, the employee is entitled to a continuation of salary payments for a period of time equal to the remaining term of the Employment Agreement, a continuation of benefits substantially equal to those being provided at the date of termination of his employment until the earliest to occur of the end of the term of the Employment Agreement or the date on which the employee becomes employed full-time by another employer, and a cash bonus equal to the cash bonus, if any, paid to the employee in the twelve-month period prior to the termination of his employment.

      In the event of termination in connection with a “change in control,” the employee is entitled to payment of an amount equal to 2.99 times the employee’s annual compensation immediately preceding the termination of his employment. In addition, the employee is entitled to continued coverage under benefit plans until the earliest of the end of the term of his Employment Agreement or the date on which he is included in another employer’s benefit plans as a full-time employee. The maximum which the employee may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (Code). “Control,” as defined in the Employment Agreements, generally refers to the acquisition by any person or entity of the ownership or power to vote 10% or more of the voting stock of the Employer or UCFC, the control of the election of a majority of the directors of the Employer or UCFC, or the exercise of a controlling influence over the management or policies of the Employer or UCFC.

      The aggregate payments that would have been made to Messrs. McKay, Varner, Kelly, Lodge and Cavalier pursuant to the Employment Agreements, assuming their termination at December 31, 2000, following a change of control, would have been approximately $923,910, $418,223, $411,756, $568,100 and $610,334, respectively.

Pension Plan

      During 2000, Home Savings finalized the termination of its defined benefit retirement plan (Pension Plan) and participants became 100% vested in the Pension Plan.

      Upon termination of the Pension Plan, Messrs. McKay, Varner and Kelly, who had approximately 27, 43 and 17 years of credited service under the Pension Plan, respectively, received payments of their accrued benefits in the amounts of approximately $327,225, $1.1 million and $79,704, respectively.

COMPENSATION COMMITTEE REPORT

      The business of UCFC consists principally of holding the stock of its subsidiaries, Home Savings and Butler Wick. The functions of the executive officers of UCFC pertain primarily to the operations of Home Savings, and the executive officers receive their compensation from the appropriate subsidiary. The Compensation Committee of UCFC has furnished the following report concerning executive compensation.

      Process for Determining Compensation. The compensation of Douglas M. McKay, the President and Chief Executive Officer of UCFC, is reviewed annually by the Compensation Committee. The Compensation Committee utilizes industry survey data and takes into consideration asset bases and geographic location. In addition, the Compensation Committee, with input from the outside directors of

Home Savings, assesses Mr. McKay’s contribution to UCFC, the skills and experiences required for his position and his potential contributions to the future of UCFC. Based on these assessments, the Compensation Committee makes a recommendation to the Board of Directors of Home Savings, which makes the final decision. Mr. McKay does not participate in discussions or decisions relative to his compensation.

      Compensation Policies. The executive compensation program of UCFC and Home Savings is designed to attract and retain key executives by providing comparable compensation opportunities to those offered by peer group companies. The program includes a performance incentive component that is intended to provide rewards to executive officers for corporate performance and to motivate the officers to reach specific strategic business objectives.

      Determination of CEO’s Compensation. The Compensation Committee recommended and the outside Board members of UCFC and Home Savings approved the same base salary for Mr. McKay for the year 2001, and a performance incentive award for 2000 of $165,000, pursuant to the policies described above. The decision was based on Mr. McKay’s current compensation and comparative salary data gathered from various industry compensation surveys, which indicate that his compensation level as compared to that of peer companies falls within the “market average”, as well as the Compensation Committee’s assessment of the performance of Mr. McKay, Home Savings and UCFC during 2000.

Submitted by the Compensation Committee of UCFC Board of Directors:

Richard M. Barrett     Herbert F. Schuler, Sr.     John F. Zimmerman, Jr.

Director Compensation

      Each director of UCFC who is also a director of Home Savings receives a $10,000 retainer for 2001 from Home Savings, and each UCFC director who is not a Home Savings director receives a $10,000 retainer for 2001 from UCFC. Each director also receives a fee of $400 per UCFC board meeting attended, and each non-employee director receives a fee of $400 per committee meeting attended if he is a committee member, or $600 per committee meeting attended if he is the committee chairman.

Compensation Committee Interlocks and Insider Participation

      During 2000, no member of the Compensation Committee was a current or former executive officer or employee of UCFC, Home Savings or Butler Wick or had a reportable business relationship with UCFC, Home Savings or Butler Wick.

      Performance Graph

      The following graph, prepared by SNL Securities L.C., compares the cumulative total return on UCFC’s common shares since July 9, 1998, with the total return of an index of companies whose shares are traded on The Nasdaq Stock Market and an index of publicly traded thrift institutions and thrift holding companies. The graph assumes that $100 was invested in UCFC shares on July 9, 1998, and that the purchase price per share was $15, which was the closing price on that date, and not the $10 per share initial public offering price of UCFC shares.

United Community Financial Corp.

Total Return Performance

	Period Ending

Index	07/09/98	12/31/98	06/30/99	12/31/99	06/30/00	12/31/00

United Community Financial Corp.	100.00	99.70	99.64	110.05	75.45	80.51
NASDAQ — Total US	100.00	114.62	140.62	213.02	207.89	128.20
SNL Thrift Index	100.00	82.99	82.57	67.79	69.44	108.25

Certain Transactions

      Home Savings makes loans to executive officers and directors of Home Savings and UCFC in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. All outstanding loans to executive officers and directors were made pursuant to such policy, do not involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors of UCFC is comprised of three directors, all of whom are considered “independent” under Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee is responsible for overseeing UCFC’s accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit UCFC’s financial statements. The Audit Committee has adopted a charter to set forth its responsibilities (the “Charter”). A copy of the Charter is attached to this Proxy Statement as Exhibit A.

      As required by the Charter, the Audit Committee received and reviewed the report of Deloitte & Touche regarding the results of their audit, as well as the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of UCFC. A representative of Deloitte & Touche also discussed with the Audit Committee the independence of Deloitte & Touche from UCFC, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Audit Committee and the representative of Deloitte & Touche included the following:

•	Deloitte & Touche’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and whether there were any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to Deloitte & Touche’s retention

•	Whether Deloitte & Touche encountered any difficulties in performing the audit

•	Deloitte & Touche’s judgments about the quality of UCFC’s accounting principles

•	Deloitte & Touche’s responsibilities for information prepared by management that is included in documents containing audited financial statements

      Based on its review of the financial statements and its discussions with management and the representative of Deloitte & Touche, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the SEC.

Richard M. Barrett	Herbert F. Schuler, Sr.	John F. Zimmerman, Jr.

AUDIT AND RELATED FEES

Audit Fees

      The aggregate fees billed by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, Deloitte) for professional services rendered for the audit of UCFC’s annual consolidated financial statements for the fiscal year ended December 31, 2000, and for the reviews of the consolidated financial statements included in UCFC’s Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2000 were $148,700.

Financial Information Systems Design and Implementation Fees

      There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2000.

All Other Fees

      The aggregate fees billed by Deloitte for services rendered to UCFC, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the year ended December 31, 2000 were $237,325.

      The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

SELECTION OF AUDITORS

      The Board of Directors has selected Crowe Chizek as the auditors for the current fiscal year. Management does not expect that a representative from either Crowe Chizek or Deloitte & Touche will be present at the Annual Meeting.

      As previously reported on a Form 8-K filed with the SEC on February 27, 2001, on February 20, 2001, UCFC notified Deloitte & Touche that, upon completion of Deloitte & Touche’s audit of UCFC’s consolidated financial statements for the year ended December 31, 2000, UCFC would change auditors to Crowe Chizek. The decision to replace Deloitte & Touche with Crowe Chizek was based on Crowe Chizek’s substantially lower fees, and was recommended by the Audit Committee of UCFC to the full Board of Directors which approved the decision.

      The reports of Deloitte & Touche on UCFC’s consolidated financial statements for the years ended December 31, 2000 and 1999 do not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two years ended December 31, 2000 and 1999, there have been no disagreements between Deloitte & Touche and UCFC on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure.

PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

      Any proposals of qualified shareholders intended to be included in the proxy statement for the 2002 Annual Meeting of Shareholders of UCFC should be sent to UCFC by certified mail and must be received by UCFC not later than November 27, 2001. In addition, if a shareholder intends to present a proposal at the 2002 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by January 31, 2002, then the proxies designated by the Board of Directors of UCFC for the 2002 Annual Meeting of Shareholders of UCFC may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

      Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors

Youngstown, Ohio March 22, 2001	Douglas M. McKay President and Chairman of the Board

EXHIBIT A

UNITED COMMUNITY FINANCIAL CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be issued, the systems of internal controls and the audit process.

COMPOSITION AND TERM OF NOTICE

The membership of the Audit Committee shall consist of at least three outside members of the Board of Directors. The Committee and Committee Chairman shall be appointed by the full Board of Directors at its annual organization meeting for a term of one year. Members may serve more than one term.

FREQUENCY OF MEETINGS

The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

RESPONSIBILITIES

In meeting its responsibilities, the Audit Committee is expected to:

1.	Provide an open avenue of communication between the internal auditor, the independent accountant(s) and the Board of Directors. Meet with the above, as a group or separately, as needed.

2.	Review and update the Committee’s charter annually.

3.	Recommend to the Board of Directors: 1) the independent accountant(s) to be engaged, 2) the compensation of the independent accountant(s) and 3) the discharge of the independent accountant(s).

4.	Review and recommend the appointment, replacement, reassignment or dismissal and evaluation of the internal auditor.

5.	Confirm and assure the independence of the internal auditor (for holding company affiliates with internal auditors) and the independent accountant(s), including a review of management consulting services and related fees provided by the independent accountant(s).

6.	Inquire of management, the internal auditor and the independent accountant(s) about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

7.	Consult with the independent accountant(s) and the internal auditor regarding the audit scope and plan of the internal auditor and the independent accountant(s).

8.	Consult with management and the independent accountant(s) regarding the need for employing audit firms other than the principal independent accountant(s) where special expertise is required.

9.	Review with the internal auditor and the independent accountant(s) the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

10.	Consider and review with the independent accountant(s) and the internal auditor:

a.	The adequacy of the Company’s internal controls including computerized information system controls and security.

b.	Any related significant findings and recommendations of the independent accountant(s) and internal auditor together with management’s responses thereto.

11.	Review with management and the independent accountant(s) at the completion of the annual examination:

a.	The Company’s annual financial statements, related footnotes and management letter.

b.	The independent accountants’ audit of the financial statements and their report thereon.

c.	Any significant changes required in the independent accountants’ audit plan.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

12.	Consider and review with management and the internal auditor:

a.	Significant findings during the year and management’s responses thereto.

b.	Any difficulties encountered in the course of the audits, including any restrictions on the scope of work or access to required information.

c.	Any changes required in the planned scope of the audit plan.

d.	The internal auditing department budget and staffing.

e.	The internal auditing department charter.

f.	Internal auditing’s compliance with The IIA’s Standards for the Professional Practice of Internal Auditing (Standards).

13.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including the use of Company assets, and consider the results of any review of these areas by the internal auditor or the independent accountant(s).

14.	Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

15.	Report Committee findings to the Board of Directors with such recommendations as the Committee may deem appropriate.

16.	The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

17.	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws or the Board of Directors.

18.	The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

19.	The Committee will monitor its compliance with recommendations of the “Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees” that have been formally promulgated by applicable regulatory agencies.

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

UNITED COMMUNITY FINANCIAL CORP.

UNITED COMMUNITY FINANCIAL CORP. 2001 ANNUAL MEETING Of SHAREHOLDERS

April 26, 2001

      The undersigned shareholder of United Community Financial Corp. (“UCFC”) hereby constitutes and appoints David G. Lodge and Patrick A. Kelly, or either of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of UCFC to be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio , on April 26, 2001, at 10:00 a.m. Eastern Time (the “Annual Meeting”), all of the shares of UCFC which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.	The reelection of three directors for terms expiring in 2003:

FOR all nominees listed below (except as marked to the contrary below):	WITHHOLD authority to vote for all nominees listed below:

Herbert F. Schuler, Sr.
Donald J. Varner
John F. Zimmerman, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below).

2.	The ratification of the selection of Crowe, Chizek and Company LLP, certified public accountants, as the auditors of UCFC for the current fiscal year.

FOR	AGAINST	ABSTAIN

3.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors recommends a vote “FOR” the nominees and the proposals listed above.

IMPORTANT: Please sign and date this Proxy on the reverse side.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.

      All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2001 Annual Meeting of Shareholders of UCFC and of the accompanying Proxy Statement is hereby acknowledged.

      Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

Signature	Signature

Print or Type Name	Print or Type Name

Dated:	Dated:

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE USA